UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 4, 2008

Beach First National Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

           000-22503                                                                                   57-1030117

     (Commission File Number)                                             (IRS Employer Identification No.)

      3751 Robert Grissom Parkway, Suite 100, Myrtle Beach, South Carolina                 29577
                   (Address of principal executive offices)                                              (Zip Code)

(843) 626-2265
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17

             CFR 240.14d-2(b))

   ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

          CFR 240.13e-4(c))

Items 1.01(a) and 5.02(e) – Compensatory Arrangements of Certain Officers.

Salary Continuation Agreement

On March 4, 2008, Beach First National Bank (the "Bank"), a wholly owned subsidiary of Beach First National Bancshares, Inc., entered into the Beach First National Bank salary continuation agreement with chief financial officer Gary S. Austin, to be effective March 1, 2008.

Unless a separation from service or a change in control (as defined in the salary continuation agreements) occurs before normal retirement age of 65 years of age, the salary continuation agreement provides for an annual supplemental retirement benefit to be paid to the executive in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and for the executive’s lifetime with a 17 – year term certain period. The annual supplemental retirement benefit for the executive is 35% of final pay, defined as the executive’s highest annualized base salary (before reduction for compensation deferred pursuant to all qualified, non-qualified, and Internal Revenue Code Section 125 plans) from the three years prior to the executive's separation from service with the Bank.

If an early termination occurs (defined as separation from service before normal retirement age for reasons other than death, disability, termination for cause, or after a change in control), the executive’s early termination benefit is calculated by multiplying the vesting percentage (ten percent for each plan year until a maximum of 100% after ten plan years) by the executive's account value (as defined in the salary continuation agreement) for the plan year ending immediately prior to early termination and then increasing the vested balance at an annual rate of six percent, compounded monthly, until commencement of benefit payments. The Bank will pay this annual early termination benefit to the executive in 12 equal monthly installments payable on the first day of each month, beginning the month immediately after the month in which the executive attains the normal retirement age and for the executive’s lifetime with a 17 – year term certain period.

Upon the executive’s separation from service because of disability (as defined in the salary continuation agreement) before normal retirement age, the executive’s disability benefit is calculated by multiplying the vesting percentage by the executive's account value (as defined in the salary continuation agreement) for the plan year ending immediately prior to disability and then increasing the vested balance at an annual rate of six percent, compounded monthly, until commencement of benefit payments. Beginning the month immediately after the month in which the executive attains the normal retirement age, the Bank will pay the disability benefit to the executive in 12 equal monthly installments on the first day of each month and for the executive’s lifetime with a 17 – year term certain period.

However, all of the executive’s benefits under the agreement will be forfeited if at any time from the date of the executive’s separation of service (other than following a change of control) from the Bank and for a period of two years thereafter, the executive (without the prior written consent of the Bank) (i) competes with the Bank or Beach First National Bancshares, Inc. or any of its subsidiaries, directly or indirectly, by engaging in forming, by serving as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, or trustee of a depository financial institution or holding company thereof if such depository financial institution or holding company has or establishes one or more offices or branches which are located within 50 miles of any office or branch of the Bank, (ii) solicits any employee of the Bank for the purpose of hiring such employee away from the Bank, or (iii) solicits any customer of the Bank that was a customer of the Bank at or prior to separation from service for the purpose of obtaining such customer’s business relationship in any manner that could be deemed to be competitive to the Bank.

Upon a change in control (as defined in the salary continuation agreement), the Bank will pay the executive a change in control benefit equal to the executive's present value of the projected benefit (as defined in the salary continuation agreement) using a six percent interest rate and a 17 – year payment stream, subject to the change in control vesting percentage (50% of the benefit from the one year anniversary of the executive’s date of hire with the Bank until the six year anniversary, 80% of the benefit from the six year anniversary until the eight year anniversary, and 100% of the benefit from the nine year anniversary of the executive’s date of hire thereafter). The Bank will distribute the benefit to the executive in a lump sum within 90 days following a change in control. In addition, if the executive seeks any legal action to compel the Bank to pay the change in control benefit, the Bank will reimburse the executive any legal fees incurred.

If the executive dies in active service to the Bank before normal retirement age, the executive’s beneficiary will be entitled to an amount equal to the executive’s account value less any amount the Beneficiary is entitled to receive under any split dollar arrangement between the Bank and the executive, payable in a single lump sum on the first day of the fourth month following the executive’s death.

If the executive dies before any separation from service and the executive is receiving the executive’s normal retirement benefit, but the executive has not received the executive’s normal retirement benefit for the full 17 – year term certain period, the executive's beneficiary will be entitled to the present value of the remaining portion of the minimum 17 years of benefits due under the agreement, payable in a single lump sum on the first day of the fourth month following the executive’s death.

If the executive dies after separation from service and is entitled to any benefit, but has not started receiving such benefits, the executive’s beneficiary will be entitled to the present value of the minimum 17 years of benefits due under the agreement, payable in a single lump sum on the first day of the fourth month following the executive’s death.

The Bank will not pay any benefits under the salary continuation agreement if (i) the executive's separation from service is the result of termination for cause (as defined in the salary continuation agreement), (ii) the executive commits suicide within three years after the effective date of the agreement, or (iii) an insurance company which issued a life insurance policy covering the executive and owned by the Bank denies coverage for material misstatements of fact made by the executive on an application for such life insurance or for any other reason.

The foregoing summary of the material features of the salary continuation agreement is qualified in its entirety by reference to the provisions of the agreement, the form of which is attached as Exhibit 10.1 to this report, and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

     (c)     Exhibits

      Exhibit No.       Exhibit

     10.1                Salary Continuation Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      BEACH FIRST NATIONAL BANCSHARES, INC.

                                                     By:     /s/ Walter E. Standish, III
                                                          Name:  Walter E. Standish, III
                                                          Title:    Chief Executive Officer

Dated: March 5, 2008

EXHIBIT INDEX

Exhibit

Number            Description

10.1                    Salary Continuation Agreement.